Blackbaud, Inc. Announces Fourth Quarter 2004 Results

Company Also Initiates Dividend and Share Buy Back Program

Charleston, S.C. (February 1, 2005) – Blackbaud, Inc. (Nasdaq: BLKB), the leading provider of software and related services designed specifically for nonprofit organizations, today announced financial results for its fourth quarter 2004.

For the quarter ended December 31, 2004, Blackbaud reported total revenue of $35.7 million, an increase of 17% compared with the fourth quarter of 2003. License revenue increased 15% to $6.8 million, services revenue increased 21% to $9.9 million, and maintenance and subscriptions revenue increased 17% to $17.6 million, over the comparable period.

Blackbaud’s loss from operations and net loss, determined in accordance with generally accepted accounting principles (GAAP), were $(9.2) million and $(4.3) million, respectively, for the fourth quarter 2004 compared with income from operations of $914,000 and a net loss of $129,000 in the same period last year. Pro forma income from operations and net income, which exclude stock-based compensation expense and amortization of intangibles arising from business combinations were $9.9 million and $6.2 million, respectively, compared with $8.5 million and $5.3 million in the same period last year, which represented growth rates of 16% and 15%, respectively.

GAAP diluted loss per share was $(0.10) for the quarter ended December 31, 2004, compared with $(0.00) in the same period last year. Pro forma earnings per share were $0.13 for the quarter ended December 31, 2004, an increase of 8% from the same period last year.

A reconciliation of GAAP to pro forma results has been provided in the financial statement tables included in the press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Cash from operations for the fourth quarter of 2004 was $10.2 million, and cash from operations for the full year 2004 was $43.5 million, up 19% on a year-over-year basis. Blackbaud had cash and cash equivalents of $42.1 million at December 31, 2004.

“We are very pleased with our fourth quarter results. Our ‘new revenue,’ which we define as the combination of our software and services revenue, grew at an impressive 18% year-over-year. Core products continue to drive the majority of Blackbaud’s growth, however, we are also very excited about the growing contribution from our newer product initiatives, such as the Patron Edge, Internet applications and an array of analytics offerings. The breadth, depth and seamless integration of our solutions provides the Company an opportunity to both attract new customers and continue offering new products to our 13,000 strong customer base. These make us the clear choice among nonprofits,” said Robert J. Sywolski, Chief Executive Officer of Blackbaud.

Initiating Cash Dividend and Share Buyback Program

Blackbaud is also announcing that its Board of Directors has adopted a policy to pay a $0.20 per share annual cash dividend to the owners of the Company’s common stock. The Board has declared a first quarter dividend of $.05 per share that will be distributed on February 28 to stockholders of record as of February 14.

In addition, Blackbaud’s Board of Directors has approved a share buyback of up to $35 million worth of the Company’s common stock, representing approximately 2.6 million shares at current market prices or approximately 5% of current shares outstanding. The shares may be purchased in conjunction with a public offering of Blackbaud stock, from time to time on the open market or in privately negotiated transactions depending on market conditions and other factors, all in accordance with the requirements of applicable law. The stock buyback plan does not obligate the Company to acquire any specific number of shares and may be discontinued at any time. The Company may begin making purchases under the share buyback as early as of February 4.

Timothy V. Williams, Chief Financial Officer of Blackbaud, stated, “The strength of Blackbaud’s cash flow generation capabilities has been established over a long period of time. We generated over $40 million in cash flow from operations during 2004, and, prior to going public in July 2004, the Company successfully paid off over $100 million in debt eighteen months ahead of schedule. We firmly believe that initiating a dividend and share buyback program is an excellent way to leverage our strong cash flow capabilities to maximize shareholder value.”

Conference Call Details

Blackbaud will host a conference call today, February 1, 2005 at 5:00 p.m. (EDT) to discuss the quarterly results and related matters. To access this call, dial 800-289-0572 (domestic) or 913-981-5543 (international). A replay of this conference call will be available through February 8, 2005, at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 3105404. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s web site, and a replay will be archived on the website as well.

About Blackbaud, Inc.

Blackbaud is the leading global provider of software and related services designed specifically for nonprofit organizations. More than 12,700 organizations — including the American Red Cross, Bowdoin College, the Chesapeake Bay Foundation, the Crohn’s & Colitis Foundation of America, the Detroit Zoological Society, Episcopal High School, Help the Aged, the Mayo Foundation, the New York Philharmonic and United Way of America — use Blackbaud products and consulting services for fundraising, financial management, business intelligence and school administration. Blackbaud’s solutions include The Raiser’s Edge®, The Financial Edge™, The Education Edge™, The Patron Edge™, Blackbaud NetCommunity™, The Information Edge™, WealthPoint™, and ProspectPoint™, as well as a wide range of consulting and educational services. Founded in 1981, Blackbaud is headquartered in Charleston, South Carolina, and has operations in Toronto, Ontario, Glasgow, Scotland, and Sydney, Australia. For more information, visit www.blackbaud.com.

Blackbaud, the Blackbaud logo, The Raiser’s Edge, The Financial Edge, The Education Edge, The Patron Edge, Blackbaud NetCommunity, The Information Edge, WealthPoint, and ProspectPoint are trademarks or registered trademarks of Blackbaud, Inc.

Forward-looking Statements
Except for historical information, all of the statements, expectations and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause actual results to differ materially from these forward-looking statements include the following: continued success in sales growth; adoption of our products and services by nonprofits; uncertainty regarding increased business and renewals from existing customers; risk associated with product concentration; lengthy sales and implementation cycles; economic conditions and seasonality; competition; risks associated with management of growth; risks related to our proposed dividend and stock repurchase program, including potential limitations on our ability to grow and the possibility that we might discontinue payment of dividends; risks associated with acquisitions; technological changes that make our products and services less competitive; the ability to attract and retain key personnel; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge upon request from Blackbaud’s investor relations department.

Non-GAAP Financial Measures
Blackbaud has provided in this release certain financial information that has not been prepared in accordance with GAAP. This information includes pro forma gross margin, pro forma operating income and margin, pro forma net income and pro forma earnings per share. Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud’s ongoing operational performance. Blackbaud believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Blackbaud’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above exclude the impact of costs associated with the Blackbaud’s IPO (completed on July 22, 2004), amortization of intangibles arising from business combinations and the expensing of stock option compensation.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. As previously mentioned, a reconciliation of GAAP to pro forma results has been provided in the financial statement tables included in this press release.

INVESTOR CONTACT:
Tim Dolan
Integrated Corporate Relations
617-217-2230

MEDIA CONTACT:
Megan McDonnell
Integrated Corporate Relations
203-682-8200

SOURCE: Blackbaud, Inc.

BLACKBAUD, INC.
BALANCE SHEETS
(In thousands, except share data)

	December 31,
	2004	2003
Assets
Current assets:
Cash and cash equivalents	$42,144	$6,708
Accounts receivable, net of allowance of $1,420 and $1,222, respectively	19,580	15,297
Prepaid expenses and other current assets	1,806	2,713
Deferred tax asset, current portion	542	1,799

Total current assets	64,072	26,517
Property and equipment, net	7,199	6,621
Deferred tax asset	87,522	86,966
Goodwill	1,673	1,386
Deferred financing fees, net	133	156
Other assets	209	99

Total assets	$160,808	$121,745

Liabilities and Stockholders’ Equity
Current liabilities:
Trade accounts payable	$2,653	$2,590
Current portion of long-term debt and capital lease obligations	44	142
Accrued expenses and other current liabilities	16,019	10,438
Deferred revenue	52,303	43,673

Total current liabilities	71,019	56,843
Long-term debt and capital lease obligations	—	5,044

Total liabilities	71,019	61,887

Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $.001 par value and no par value; 180,000,000 and 95,000,000 shares authorized, 42,549,056 and 42,408,872 shares issued and outstanding in 2004 and 2003, respectively	43	41,613
Additional paid-in capital	55,292	—
Deferred compensation	(1,064)	(4,795)
Accumulated other comprehensive income	355	518
Retained earnings	35,163	22,522

Total stockholders’ equity	89,789	59,858

Total liabilities and stockholders’ equity	$160,808	$121,745

BLACKBAUD, INC.
STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Three months ended December 31,		Years ended December 31,
	2004	2003	2004	2003
Revenue
License fees	$6,773	$5,912	$25,387	$21,339
Services	9,877	8,154	42,555	34,042
Maintenance and subscriptions	17,601	15,089	66,487	58,360
Other revenue	1,467	1,445	4,316	4,352

Total revenue	35,718	30,600	138,745	118,093

Cost of revenue
Cost of license fees	1,190	709	3,923	2,819
Cost of services (of which $104, $1,051, $(540) and $3,342 in the three months ended December 31, 2004 and 2003 and the years ended December 31, 2004 and 2003, respectively, was stock option compensation expense (benefit))	6,158	5,659	22,146	21,006
Cost of maintenance and subscriptions (of which $15, $161, $(91) and $505 in the three months ended December 31, 2004 and 2003 and the years ended December 31, 2004 and 2003, respectively, was stock option compensation expense (benefit))	2,620	2,805	10,484	11,837
Cost of other revenue	1,409	1,156	3,986	3,712

Total cost of revenue	11,377	10,329	40,539	39,374

Gross profit	24,341	20,271	98,206	78,719

Sales and marketing	6,791	5,892	27,437	21,883
Research and development	4,630	4,009	17,875	15,516
General and administrative	3,147	3,043	12,240	11,085
Amortization	—	48	32	848
Costs of initial public offering	—	—	2,455	—
Stock option compensation	18,955	6,365	19,010	23,691

Total operating expenses	33,523	19,357	79,049	73,023

(Loss) Income from operations	(9,182)	914	19,157	5,696
Interest income	198	27	331	97
Interest expense	(4)	(343)	(272)	(2,559)
Other income, net	14	334	356	235

(Loss) Income before provision for income taxes	(8,974)	932	19,572	3,469
Income tax provision	(4,688)	1,061	6,931	3,947

Net (loss) income	$(4,286)	$(129)	$12,641	$(478)

Earnings (loss) per share
Basic	$(0.10)	$(0.00)	$0.30	$(0.01)
Diluted	$(0.10)	$(0.00)	$0.27	$(0.01)
Common shares and equivalents outstanding
Basic weighted average shares	42,544,596	42,408,873	42,496,280	42,395,594
Diluted weighted average shares	42,544,596	42,408,873	46,540,790	42,395,594
Summary of stock option compensation expense (benefit)
Cost of services	$104	$1,051	$(540)	$3,342
Cost of maintenance and subscription revenue	15	161	(91)	505

Total cost of revenue	119	1,212	(631)	3,847
Sales and marketing	82	616	(112)	1,817
Research and development	60	702	(457)	2,341
General and administrative	18,813	5,047	19,579	19,533

Total operating expense	18,955	6,365	19,010	23,691

Total stock option compensation expense (benefit)	$19,074	$7,577	$18,379	$27,538

BLACKBAUD, INC.
STATEMENTS OF CASH FLOWS
(In thousands)

	Years ended December 31,
	2004	2003
Cash flows from operating activities
Net income (loss)	$12,641	$(478)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation	2,489	2,781
Amortization of intangibles	32	848
Stock option compensation	16,603	25,845
Amortization of deferred financing fees	184	858
Deferred taxes	701	2,178
Tax benefit on exercise of nonqualified stock options	179	—
Changes in assets and liabilities, net of acquisition
Accounts receivable	(3,761)	(1,561)
Prepaid expenses and other assets	785	(1,424)
Trade accounts payable	54	470
Accrued expenses and other current liabilities	5,459	2,662
Deferred revenue	8,183	4,407

Total adjustments	30,908	37,064

Net cash provided by operating activities	43,549	36,586

Cash flows from investing activities
Purchase of property and equipment	(3,039)	(2,666)
Purchase of net assets of acquired company	(166)	(1,082)

Net cash used in investing activities	(3,205)	(3,748)

Cash flows from financing activities
Repayments on long-term debt and capital lease obligations	(5,142)	(45,295)
Proceeds from exercise of stock options	673	232
Payment of deferred financing fees	(161)	—

Net cash used in financing activities	(4,630)	(45,063)

Effect of exchange rate on cash and cash equivalents	(278)	230

Net increase (decrease) in cash and cash equivalents	35,436	(11,995)
Cash and cash equivalents, beginning of year	6,708	18,703

Cash and cash equivalents, end of year	$42,144	$6,708

Supplemental disclosures of cash flow information
Cash paid during the year for
Interest	$45	$1,285
Taxes	4,009	1,612
Noncash activities
Change in fair value of derivative instruments	$—	$389

BLACKBAUD, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2004	2003	2004	2003
GAAP revenue	$35,718	$30,600	$138,745	$118,093

GAAP gross margin	$24,341	$20,271	$98,206	$78,719
Pro forma adjustments:
Amortization of deferred stock compensation	119	1,212	(631)	3,847

Pro forma gross profit	$24,460	$21,483	$97,575	$82,566

Pro forma gross margin	68%	70%	70%	70%

GAAP (loss) income from operations	$(9,182)	$914	$19,157	$5,696
Pro forma adjustments:
Amortization of deferred stock compensation	19,074	7,577	18,379	27,538
Costs of initial public offering	—	—	2,455	—
Amortization of intangibles from business combinations	—	48	32	848

Total pro forma adjustments	19,074	7,625	20,866	28,386

Pro forma income from operations	$9,892	$8,539	$40,023	$34,082

Pro forma operating margin	28%	28%	29%	29%

GAAP net (loss) income	$(4,286)	$(129)	$12,641	$(478)
Pro forma adjustments:
Total pro forma adjustments affecting income from operations	19,074	7,625	20,866	28,386
Tax impact related to pro forma adjustments	(8,627)	(2,150)	(8,840)	(8,000)

Pro forma net income	$6,161	$5,346	$24,667	$19,908

GAAP shares used in computing diluted (loss) income per share	42,545	42,409	46,541	42,396
Pro forma adjustments:
Incremental shares related to stock options	4,157	3,403	(508)	2,548

Shares used in computing pro forma earnings per diluted share	46,702	45,812	46,033	44,944

Pro forma earnings per diluted share	$0.13	$0.12	$0.54	$0.44